Exhibit 99.1

Electronic Control Security, Inc.
Awarded U.S. Navy Prime Contract

CLIFTON, NJ. February 22, 2013 — Electronic Control Security, Inc. (OTC Bulletin Board: EKCS) (ECSI), a global leader in state-of-the-art integrated entry control and perimeter security systems, today announced receipt of a prime contract award from the Department of the Navy, Space and Naval Warfare Systems Center Atlantic (SPAWAR).

Arthur Barchenko, President & CEO, stated, “ECSI is excited to be part of SPAWAR’s acquisition strategy during the coming years. This contract provides ECSI the opportunity to expand its services business into a major growth area. We are looking forward to establishing a presence in Charleston, [South Carolina] and developing a strong working relationship with our partners and the customer.”

Mr. Barchenko added further that, “As a small business prime with a strong team of subcontractors, we expect to capture at least 10% of the task orders issued under this contract.”

The contract ceiling is $249,590,000 and includes a base year period of performance and four one-year options. There are 13 awardees under the contract. The scope of this contract covers the entire spectrum of non-inherently governmental services and solutions (equipment and services) associated with the full system lifecycle support including research, development, test, evaluation, production and fielding of sustainable, secure, survivable, and interoperable Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, Reconnaissance (C5ISR), information operations, Enterprise Information Services (EIS) and space capabilities.

About ECSI

ECSI is a global leader in entry control and perimeter security and a quality provider to the Department of Defense, Department of Energy, nuclear power stations, and other large commercial-industrial complexes. The Company designs, manufactures and markets physical electronic security systems for high-profile, high-threat environments utilizing risk assessment and analysis to determine and address the security needs of its customers. Teaming agreements with major system integrators enable ECSI to support the installation and aftermarket of its products in the U.S. and overseas. ECSI is located at 790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012. Tel: 973-574-8555; Fax: 973-574-8562. For more information on ECSI and its customers, please visit http://www.ecsiinternational.com.

ECSI INTERNATIONAL, INC. SAFE HARBOR STATEMENT: This press release contains forward-looking statements that involve substantial uncertainties and risks. For example, the contract referenced above is an Indefinite Delivery Indefinite Quantity (“IDIQ”) contract, and the work to be performed under it will be awarded to multiple teams on individual task orders on a competitive basis. There is no assurance that ECSI will be awarded work under any task orders on the contract. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to changes in economic conditions generally and in our industry specifically, timely delivery by us of the purchase orders and timely receipt by us of payment in respect of such orders, acceptance of our proposals, changes in security technology, receipt and timing of collections from purchase orders, legislative or regulatory changes that affect us, the availability of working capital, changes in costs and the availability of goods and services, the introduction of competing products, changes in our operating strategy or development plans, sufficiency of cash reserves and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

FOR CONTACT: Daryl Holcomb (973) 574-8555